Exhibit 99.1

Plains All American Reports First-Quarter 2024 Results
Provides Update on Permian Long-Haul Contracting & Announces Bolt-on Acquisitions

Houston, TX – May 3, 2024 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported first-quarter 2024 results and reaffirmed full-year 2024 Adjusted EBITDA guidance. Plains also provided updates on Permian long-haul contracting and announced two bolt-on acquisitions.

First-Quarter Results

•Reported Net income attributable to PAA of $266 million and Net cash provided by operating activities of $419 million

•Delivered Adjusted EBITDA attributable to PAA of $718 million; on-track to meet full-year guidance of $2.625 - $2.725 billion

•Generated Adjusted Free Cash Flow of $262 million (excluding changes in Assets & Liabilities; including bolt-on acquisition capital)

•Increased annualized common distribution by $0.20 to $1.27 per unit (~19% increase, paid in February)

Permian Long-Haul Contracting Update

•Increased contracted volumes and extended the term of certain contracts such that the weighted average contract duration of our Permian long-haul portfolio is approximately 5-years, through 2028, including new contracts or extensions on Cactus I, Cactus II and Basin/Sunrise

•Expect underlying growth in the business and contributions from efficient growth investments to offset lower contracted rates resulting in broadly flat Adj. EBITDA in 2026 as compared to 2024 guidance for the Crude Oil segment

Bolt-on Acquisitions

•Plains acquired an additional 10% interest in Saddlehorn Pipeline Company and a Mid-Con terminal asset for aggregate cash consideration of approximately $110 million enhancing Plains’ position in the Rockies and Mid-Con

“This marks a solid start to the year as we are on-track to deliver against our full-year plan and our bolt-on M&A strategy continues to prove successful with complementary transactions enhancing our footprint in the Rockies and Mid-Con,” said Willie Chiang, Chairman and CEO of Plains. “Separately, we successfully extended the duration of our Permian long-haul portfolio, including Cactus I. This represents a major milestone and provides greater clarity on the outlook for our long-haul assets. Better visibility around re-contracting combined with our disciplined operational and financial performance should provide investors with greater confidence in the outlook for the business and our ability to continue generating significant free cash flow for years to come.”

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended March 31,		%
GAAP Results	2024	2023	Change
Net income attributable to PAA	$266	$422	(37)%
Diluted net income per common unit	$0.29	$0.52	(44)%
Diluted weighted average common units outstanding	701	698	—%
Net cash provided by operating activities	$419	$743	(44)%
Distribution per common unit declared for the period	$0.3175	$0.2675	19%

	Three Months Ended March 31,		%
Non-GAAP Results (1)	2024	2023	Change
Adjusted net income attributable to PAA	$354	$344	3%
Diluted adjusted net income per common unit	$0.41	$0.41	—%
Adjusted EBITDA	$847	$813	4%
Adjusted EBITDA attributable to PAA (2)	$718	$715	—%
Implied DCF per common unit and common unit equivalent	$0.67	$0.62	8%
Adjusted Free Cash Flow	$70	$823	(91)%
Adjusted Free Cash Flow after Distributions	$(217)	$581	**
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities)	$262	$625	(58)%
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities)	$(25)	$383	**

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture, Cactus II Pipeline LLC and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Crude Oil	NGL
Three Months Ended March 31, 2024	$553	$159
Three Months Ended March 31, 2023	$517	$192
Percentage change in Segment Adjusted EBITDA versus 2023 period	7%	(17)%

First-quarter 2024 Crude Oil Segment Adjusted EBITDA increased 7% versus comparable 2023 results primarily due to higher tariff volumes on our pipelines, tariff escalations and contributions from acquisitions. These items were partially offset by fewer market based opportunities.

First-quarter 2024 NGL Segment Adjusted EBITDA decreased 17% versus comparable 2023 results primarily due to lower realized frac spreads.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, May 3, 2024 to discuss first-quarter performance and related items.

To access the internet webcast, please go to https://edge.media-server.com/mmc/p/cr79phyy/

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Events & Presentations). Following the live webcast, an audio replay will be available on our website and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Adjusted Free Cash Flow, Adjusted Free Cash Flow after Distributions and certain other non-GAAP financial liquidity measures are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Non-GAAP Financial Performance Measures
Adjusted EBITDA is defined as earnings before interest expense, income tax (expense)/benefit, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments and gains or losses on investments in unconsolidated entities, adjusted for certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests.
Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.
Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
Non-GAAP Financial Liquidity Measures
Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests. Adjusted Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions.
We also present these measures and additional non-GAAP financial liquidity measures as they are measures that investors have indicated are useful. We present the Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) for use in assessing our underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is defined as Adjusted Free Cash Flow excluding the impact of “Changes in assets and liabilities, net of acquisitions” on our Condensed Consolidated Statements of Cash Flows. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities).
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended March 31,
	2024	2023
REVENUES	$11,995	$12,341

COSTS AND EXPENSES
Purchases and related costs	10,917	11,323
Field operating costs	358	357
General and administrative expenses	96	86
Depreciation and amortization	254	256
(Gains)/losses on asset sales, net	—	(154)
Total costs and expenses	11,625	11,868

OPERATING INCOME	370	473

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	95	89
Interest expense, net	(95)	(98)
Other income/(expense), net	(5)	64

INCOME BEFORE TAX	365	528
Current income tax expense	(53)	(61)
Deferred income tax benefit	39	8

NET INCOME	351	475
Net income attributable to noncontrolling interests	(85)	(53)
NET INCOME ATTRIBUTABLE TO PAA	$266	$422

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted	$203	$361
Basic and diluted weighted average common units outstanding	701	698
Basic and diluted net income per common unit	$0.29	$0.52

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets (including Cash and cash equivalents of $331 and $450, respectively)	$5,001	$4,913
Property and equipment, net	15,671	15,782
Investments in unconsolidated entities	2,878	2,820
Intangible assets, net	1,807	1,875
Linefill	981	976
Long-term operating lease right-of-use assets, net	298	313
Long-term inventory	299	265
Other long-term assets, net	421	411
Total assets	$27,356	$27,355

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,144	$5,003
Senior notes, net	7,244	7,242
Other long-term debt, net	64	63
Long-term operating lease liabilities	261	274
Other long-term liabilities and deferred credits	997	1,041
Total liabilities	13,710	13,623

Partners’ capital excluding noncontrolling interests	10,339	10,422
Noncontrolling interests	3,307	3,310
Total partners’ capital	13,646	13,732
Total liabilities and partners’ capital	$27,356	$27,355

DEBT CAPITALIZATION RATIOS
(in millions)

	March 31, 2024	December 31, 2023
Short-term debt	$554	$446
Long-term debt	7,308	7,305
Total debt	$7,862	$7,751

Long-term debt	$7,308	$7,305
Partners’ capital excluding noncontrolling interests	10,339	10,422
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,647	$17,727
Total book capitalization, including short-term debt	$18,201	$18,173

Long-term debt-to-total book capitalization	41%	41%
Total debt-to-total book capitalization, including short-term debt	43%	43%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended March 31,
	2024	2023
Basic and Diluted Net Income per Common Unit
Net income attributable to PAA	$266	$422
Distributions to Series A preferred unitholders	(44)	(42)
Distributions to Series B preferred unitholders	(19)	(18)
Amounts allocated to participating securities	(1)	(2)
Other	1	1
Net income allocated to common unitholders	$203	$361

Basic and diluted weighted average common units outstanding (2) (3)	701	698

Basic and diluted net income per common unit	$0.29	$0.52

(1)We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for each of the three months ended March 31, 2024 and 2023 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$351	$475
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	254	256
(Gains)/losses on asset sales, net	—	(154)
Deferred income tax benefit	(39)	(8)
Equity earnings in unconsolidated entities	(95)	(89)
Distributions on earnings from unconsolidated entities	132	108
Other	8	(43)
Changes in assets and liabilities, net of acquisitions	(192)	198
Net cash provided by operating activities	419	743

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by/(used in) investing activities	(261)	158

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(273)	(776)

Effect of translation adjustment	(4)	—

Net increase/(decrease) in cash and cash equivalents and restricted cash	(119)	125

Cash and cash equivalents and restricted cash, beginning of period	450	401
Cash and cash equivalents and restricted cash, end of period	$331	$526

CAPITAL EXPENDITURES
(in millions)

	Net to PAA (1)		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,
	2024	2023	2024	2023
Investment capital expenditures:
Crude Oil	$65	$50	$90	$72
NGL	14	8	14	8
Total Investment capital expenditures	79	58	104	80
Maintenance capital expenditures	53	45	57	48
	$132	$103	$161	$128

(1)Excludes expenditures attributable to noncontrolling interests.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) :

	Three Months Ended March 31,
	2024	2023
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$266	$422
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	88	(78)
Adjusted net income attributable to PAA	$354	$344
Distributions to Series A preferred unitholders	(44)	(42)
Distributions to Series B preferred unitholders	(19)	(18)
Amounts allocated to participating securities	(2)	(2)
Other	1	1
Adjusted net income allocated to common unitholders	$290	$283

Basic and diluted weighted average common units outstanding (3) (4)	701	698

Basic and diluted adjusted net income per common unit	$0.41	$0.41

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for the three months ended March 31, 2024 and 2023 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended March 31,
	2024	2023
Basic and diluted net income per common unit	$0.29	$0.52
Selected items impacting comparability per common unit (1)	0.12	(0.11)
Basic and diluted adjusted net income per common unit	$0.41	$0.41

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended March 31,
	2024	2023
Net income	$351	$475
Interest expense, net	95	98
Income tax expense	14	53
Depreciation and amortization	254	256
(Gains)/losses on asset sales, net	—	(154)
Depreciation and amortization of unconsolidated entities (1)	19	22
Selected items impacting comparability - Adjusted EBITDA (2)	114	63
Adjusted EBITDA	$847	$813
Adjusted EBITDA attributable to noncontrolling interests	(129)	(98)
Adjusted EBITDA attributable to PAA	$718	$715

Adjusted EBITDA	$847	$813
Interest expense, net of certain non-cash items (3)	(90)	(93)
Maintenance capital	(57)	(48)
Investment capital of noncontrolling interests (4)	(25)	(23)
Current income tax expense	(53)	(61)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (5)	12	(12)
Distributions to noncontrolling interests (6)	(100)	(78)
Implied DCF	$534	$498
Preferred unit distributions paid (6)	(64)	(55)
Implied DCF Available to Common Unitholders	$470	$443

Weighted Average Common Units Outstanding	701	698
Weighted Average Common Units and Common Unit Equivalents	772	769

Implied DCF per Common Unit (7)	$0.67	$0.63
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.67	$0.62

Cash Distribution Paid per Common Unit	$0.3175	$0.2675
Common Unit Cash Distributions (6)	$223	$187
Common Unit Distribution Coverage Ratio	2.11x	2.37x

Implied DCF Excess	$247	$256

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(5)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(6)Cash distributions paid during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended March 31,
	2024	2023
Basic net income per common unit	$0.29	$0.52
Reconciling items per common unit (1) (2)	0.38	0.11
Implied DCF per common unit	$0.67	$0.63

Basic net income per common unit	$0.29	$0.52
Reconciling items per common unit and common unit equivalent (1) (3)	0.38	0.10
Implied DCF per common unit and common unit equivalent	$0.67	$0.62

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 701 million and 698 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Cash Provided by Operating Activities to Non-GAAP Financial Liquidity Measures Reconciliation:

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$419	$743
Adjustments to reconcile Net cash provided by operating activities to Adjusted Free Cash Flow:
Net cash provided by/(used in) investing activities	(261)	158
Cash contributions from noncontrolling interests	12	—
Cash distributions paid to noncontrolling interests (1)	(100)	(78)
Adjusted Free Cash Flow (2)	$70	$823
Cash distributions (3)	(287)	(242)
Adjusted Free Cash Flow after Distributions (2)	$(217)	$581

	Three Months Ended March 31,
	2024	2023
Adjusted Free Cash Flow (2)	$70	$823
Changes in assets and liabilities, net of acquisitions (4)	192	(198)
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (5)	$262	$625
Cash distributions (3)	(287)	(242)
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (5)	$(25)	$383

(1)Cash distributions paid during the period presented.
(2)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(3)Cash distributions paid to preferred and common unitholders during the period.
(4)See the “Condensed Consolidated Statements of Cash Flows” table.
(5)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) and Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) to assess the underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended March 31,
	2024	2023
Selected Items Impacting Comparability: (1)
Derivative activities and inventory valuation adjustments (2)	$(159)	$(34)
Long-term inventory costing adjustments (3)	33	(29)
Deficiencies under minimum volume commitments, net (4)	12	7
Equity-indexed compensation expense (5)	(9)	(10)
Foreign currency revaluation (6)	9	3
Selected items impacting comparability - Adjusted EBITDA	$(114)	$(63)
Gains/(losses) on asset sales, net	—	154
Tax effect on selected items impacting comparability	30	(10)
Aggregate selected items impacting noncontrolling interests	(4)	(3)
Selected items impacting comparability - Adjusted net income attributable to PAA	$(88)	$78

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional details on how these selected items impacting comparability affect such measures.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable. For applicable periods, we excluded gains and losses from the mark-to-market of the embedded derivative associated with the Preferred Distribution Rate Reset Option of our Series A preferred units.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$11,582	$507	$11,758	$690
Purchases and related costs (1)	(10,665)	(346)	(10,940)	(490)
Field operating costs (2)	(266)	(92)	(257)	(100)
Segment general and administrative expenses (2) (3)	(73)	(23)	(67)	(19)
Equity earnings in unconsolidated entities	95	—	89	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	19	—	22	—
Derivative activities and inventory valuation adjustments	37	122	(12)	104
Long-term inventory costing adjustments	(28)	(5)	21	8
Deficiencies under minimum volume commitments, net	(12)	—	(7)	—
Equity-indexed compensation expense	9	—	10	—
Foreign currency revaluation	(17)	(4)	(2)	(1)
Segment amounts attributable to noncontrolling interests (5)	(128)	—	(98)	—
Segment Adjusted EBITDA	$553	$159	$517	$192

Maintenance capital expenditures	$46	$11	$32	$16

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended March 31,
	2024	2023
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1)
Permian Basin (2)	6,428	6,295
South Texas / Eagle Ford (2)	378	400
Mid-Continent (2)	486	471
Gulf Coast (2)	202	258
Rocky Mountain (2)	499	341
Western	259	164
Canada	348	351
Total crude oil pipeline tariff volumes (1) (2)	8,600	8,280

Commercial crude oil storage capacity (2) (3)	72	72

Crude oil lease gathering purchases (1)	1,508	1,428

NGL Segment Volumes (1)
NGL fractionation	128	144
NGL pipeline tariff volumes	214	194
Propane and butane sales	128	138

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity in millions of barrels calculated as total volumes for the period divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)

Supplemental Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended March 31,
	2024	2023
Crude Oil Segment Adjusted EBITDA	$553	$517
NGL Segment Adjusted EBITDA	159	192
Adjusted other income/(expense), net (1)	6	6
Adjusted EBITDA attributable to PAA (2)	$718	$715

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, excluding other income/(expense), net attributable to noncontrolling interests, adjusted for selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$11,995	$—	$11,995	$12,341	$—	$12,341

COSTS AND EXPENSES
Purchases and related costs	10,917	—	10,917	11,323	—	11,323
Field operating costs	358	—	358	357	—	357
General and administrative expenses	96	1	97	86	1	87
Depreciation and amortization	254	—	254	256	1	257
(Gains)/losses on asset sales, net	—	—	—	(154)	—	(154)
Total costs and expenses	11,625	1	11,626	11,868	2	11,870

OPERATING INCOME	370	(1)	369	473	(2)	471

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	95	—	95	89	—	89
Interest expense, net	(95)	—	(95)	(98)	—	(98)
Other income/(expense), net	(5)	—	(5)	64	—	64

INCOME BEFORE TAX	365	(1)	364	528	(2)	526
Current income tax expense	(53)	—	(53)	(61)	—	(61)
Deferred income tax (expense)/benefit	39	(14)	25	8	(30)	(22)

NET INCOME	351	(15)	336	475	(32)	443
Net income attributable to noncontrolling interests	(85)	(209)	(294)	(53)	(321)	(374)
NET INCOME ATTRIBUTABLE TO PAGP	$266	$(224)	$42	$422	$(353)	$69

Basic and diluted weighted average Class A shares outstanding			197			194

Basic and diluted net income per Class A share			$0.21			$0.35

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	March 31, 2024			December 31, 2023
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$5,001	$3	$5,004	$4,913	$3	$4,916
Property and equipment, net	15,671	—	15,671	15,782	—	15,782
Investments in unconsolidated entities	2,878	—	2,878	2,820	—	2,820
Intangible assets, net	1,807	—	1,807	1,875	—	1,875
Deferred tax asset	—	1,231	1,231	—	1,239	1,239
Linefill	981	—	981	976	—	976
Long-term operating lease right-of-use assets, net	298	—	298	313	—	313
Long-term inventory	299	—	299	265	—	265
Other long-term assets, net	421	—	421	411	—	411
Total assets	$27,356	$1,234	$28,590	$27,355	$1,242	$28,597

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,144	$2	$5,146	$5,003	$2	$5,005
Senior notes, net	7,244	—	7,244	7,242	—	7,242
Other long-term debt, net	64	—	64	63	—	63
Long-term operating lease liabilities	261	—	261	274	—	274
Other long-term liabilities and deferred credits	997	—	997	1,041	—	1,041
Total liabilities	13,710	2	13,712	13,623	2	13,625

Partners’ capital excluding noncontrolling interests	10,339	(8,821)	1,518	10,422	(8,874)	1,548
Noncontrolling interests	3,307	10,053	13,360	3,310	10,114	13,424
Total partners’ capital	13,646	1,232	14,878	13,732	1,240	14,972
Total liabilities and partners’ capital	$27,356	$1,234	$28,590	$27,355	$1,242	$28,597

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$42	$69
Basic and diluted weighted average Class A shares outstanding	197	194

Basic and diluted net income per Class A share	$0.21	$0.35

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets;
•negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets;
•the pace of development of natural gas infrastructure and its impact on expected crude oil production growth in the Permian Basin; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles over 8 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291